Exhibit 99.3

QUESTIONS AND ANSWERS

FOR TEAM MEMBERS

Esterline Company Transition to New Ownership

Q&A Reference Document for Employees

Provides answers to some of the most common questions being asked during this process.

Overview of Company Transition Process/Decision

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The Esterline leadership team and Board of Directors regularly assess our strategic direction and opportunities to enhance value. Consistent with that focus, over the past six months the management team and Board conducted a thorough evaluation of options to position our businesses for continued success and future growth.

•	A sale of the company was determined as the best option for all stakeholders and for the continued success of the business.

•	The interest expressed in Esterline is a testament to our team and makes clear that our businesses are highly valued for their excellence in the industry.

•	We have strong businesses, products and people who will continue to provide significant solutions and service to their customers.

•

Our people are key to creating value – the business continues to rely on team members to serve and support customers, execute our strategy, and deliver our operational results… only we can keep our businesses strong and stable through this transition and beyond.

•	The stronger we are as a business through this transition, the better positioned we will be to realize the value of being part of the TransDigm team.

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Questions and Answers

Details, Rationale and Process

Q: What are the details of the transaction?

A: We announced that Esterline has reached an agreement for TransDigm to acquire Esterline for $122.50 per share in cash.

This is an exciting development for Esterline – one that not only delivers substantial value to our shareholders, but also has the potential to provide opportunities for our employees, customers, and other partners. This transaction is a testament to the significant value of Esterline and each of its businesses, which are driven every day by our team members and technologies.

The transaction is subject to approval by Esterline shareholders and other customary closing conditions and is expected to close in the next 9-12 months. Over the coming months, team members from both companies will be involved in the integration planning process to ensure a smooth and productive transition for our employees, customers, regulators, and other partners.

Q: What can you tell us about TransDigm?

A: TransDigm is a market leader in our industry with an impressive set of products and solutions that are complementary to Esterline’s capabilities. As a leading global producer, designer and supplier of highly engineered aerospace components, systems and subsystems for use on nearly all commercial and military aircraft in service today, TransDigm is very much like Esterline in their breadth and depth of product offering and their customer base. In addition, TransDigm adds an unparalleled aftermarket presence, a consistently expanding and stable financial performance record, and an industry network we can leverage to further expand Esterline products and technologies. In addition, the decentralized management style helps support nimble decision making close to the customers and products.

Q: What are the benefits of being a part of TransDigm? Why is this good for Esterline?

A: By joining TransDigm, we will be better positioned to deliver superior products and technologies to our combined global customer base. This transaction is a step forward for the further growth and advancement of our already strong, mission-critical products and offers expanded opportunity for our businesses and teams.

Q: When will the transaction close? What are the next steps?

A: We expect the transaction to close after a transition period of approximately 9-12 months, during which we must receive shareholder approval and meet other customary closing conditions. Until then, Esterline and TransDigm will continue to operate as independent companies and we must remain focused on continuing to serve our customers and execute our strategy.

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Q: What are the plans for integrating the two companies? How will the integration process be managed?

A: Over the coming weeks, we expect to build a cross-functional integration planning team, led by members of senior management from both companies to address how post-close we can best bring our companies together and capitalize on the strengths and talent across each organization. We will keep you informed of any important developments as we move through this process.

Q: Why does Esterline need to join a larger business?

A: Joining a larger, complementary business offers many opportunities to leverage a broader industry network, enhanced financial stability of a larger combined entity, and advantages of shared customers, resources and technologies. As our leaders looked at the options to ensure a bright future for our business, these advantages became clear.

What This Means for Me/You/Us

Q: What does this announcement mean for me? What can we expect between now and closing?

A: It is business as usual at Esterline; we cannot begin integrating our two companies until the transaction has closed, which is expected to happen in the next 9-12 months. During the integration planning process, we will work on how to bring our companies together and capitalize on the strengths and talent across each organization. New ownership brings new perspectives and things we can learn to enhance our careers and our business. It is still very early in the process, and many details have yet to be worked out. We know there are FAR more questions than answers at this point, and that’s a natural and logical part of a deal. But as time passes during the transition period, we will get more and more answers, and we commit to providing information to you as the details become available.

Q: Will there be any layoffs or facility closings?

A: TransDigm has made it clear they want to preserve the value Esterline brings, and that would include the talented people here. It is still early and we don’t have the details on how the two companies plan to integrate, but as we move forward, we expect that there will be exciting growth opportunities for employees within the larger combined company. We will continue to update you as we move forward through the integration planning process.

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Q: Will there be any changes to Esterline’s employee salaries, compensation, or benefits as a result of the transaction?

A: Until the transaction closes, Esterline will remain a separate, independent company. It should be business as usual for Esterline employees with no immediate changes to jobs, salaries or benefits.

When you bring two companies together, there are always similarities and differences between compensation and benefits plans. In the coming weeks and months, Esterline and TransDigm will have more detailed discussions about how best to bring the companies together. To the extent there are changes after the transaction closes, we will communicate with employees as details are available.

Q: Will there be any changes in reporting relationships or job responsibilities?

A: Until the transaction closes, Esterline will remain a separate, independent company. It should be business as usual for Esterline employees and we do not expect any immediate changes to reporting relationships. In the coming weeks and months, Esterline and TransDigm will have more detailed discussions about how best to bring the companies together. To the extent there are changes after the transaction closes, we will communicate with employees as details are available.

Q: Will there be new opportunities in terms of jobs and relocation? Will I be asked to relocate?

A: It is still early in the process, and there are many decisions that have yet to be made, but we do expect this transaction could provide exciting opportunities for employees. We will provide more information as we can.

Q: Who will lead the combined company? Will any members of Esterline’s senior leadership team join the new company? What happens to the Esterline headquarters, name, brand, etc.?

A: The two companies will continue to operate independently with little expected changes until the transaction officially closes, but TransDigm has appointed their Vice-Chairman, Bob Henderson, to oversee the integration and Esterline operations through the transition. To the extent there are changes after the transaction closes, we will communicate with employees as appropriate.

Q: How will the transaction affect our relationships with customers?

A: This transaction offers significant opportunities for our customers, as the combined entity will be able to provide more solutions from a partner with larger scale and capabilities. Our customers will remain our top priority, and we will continue to meet customer needs with the same high quality service and products they have come to expect from us. Until the transaction closes, Esterline will remain a separate, independent company and there should be no impact on how we conduct business with customers.

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Q: When can I reach out to counterparts at TransDigm?

A: Until the transaction is completed, discussions with TransDigm team members will be directed through the integration planning team. You should not engage with TransDigm employees unless a member of Esterline’s executive leadership team asks you to do so. In the meantime, we will continue to act as independent companies.

Q: What happens to the Esterline stock that I own?

A: Employee shareholders will receive the same considerations as other shareholders.

Q: Where can I get additional information?

A: If you have further questions, please feel free to speak with your manager or supervisor, and they can pass along any questions to which we do not yet have answers. We will do our best to respond to you in a timely manner and share additional details as they become available. Additionally, this Q&A document and any further communications will be available on the Esterline employee website, myEsterline, and your business unit should be hosting an all-hands meeting soon to further discuss the news.

Q: Can I share this information?

A: These materials are for internal use. In addition, this transaction is a tightly controlled process that has legal ramifications, so it is critical that the material not be added to, deleted from, or altered in any way. The materials are designed to help employees better understand the details of the acquisition and they must be maintained exactly as they were released, including with all applicable disclosures regarding additional information. As always, any external communication related to this transaction must be cleared through Esterline Corporate Communications.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving TransDigm and Esterline. In connection with the proposed transaction, Esterline intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Esterline will mail the definitive proxy statement and a proxy card to each stockholder of Esterline entitled to vote at the stockholder meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Esterline may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ESTERLINE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESTERLINE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESTERLINE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Esterline with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Esterline’s website

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(http://www.esterline.com/) or by contacting Esterline’s Investor Relations at 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004, or by calling (425) 453-9400.

Participants in the Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 27, 2017, and its Annual Report on Form 10-K for the fiscal year ended September 29, 2017, which was filed with the SEC on November 21, 2017, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on March 30, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.esterline.com.

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